UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          April 8, 2005

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, CA 92612
(949) 255-7100
(Address and telephone number of Registrant)

Item 1.01.  Entry into a Material Definitive Agreement

     Effective as of April 8, 2005, Sun Healthcare Group, Inc. (the "Company") entered into the Fifth Amendment to Loan and Security Agreement with CapitalSource Finance LLC (in its individual capacity as a Lender and in its capacity as collateral agent) and the financial institutions listed on the signature pages thereof. The Agreement provides the Company with an overadvance of up to an additional $10.0 million. The Company is providing mortgages on certain of its facilities as additional collateral under the Loan Agreement. The overadvance terminates on the earlier of August 5, 2005 or the refinancing of those facilities.

Item 9.01 Financial Statements and Exhibits
10.1

Fifth Amendment to Loan and Security Agreement (the "Agreement") dated as of April 8, 2005 by and among Sun Healthcare Group, Inc. (the "Company"), and each direct or indirect Subsidiary of the Company identified on the signature pages of this Agreement as a borrower (individually "Borrower"; all Borrowers together with the Company, collectively, "Borrowers", the financial institution(s) listed on the signature pages thereof, and their respective successors and assignees (each, a "Lender" and, collectively, "Lenders"), and CapitalSource Finance LLC (in its individual capacity as a Lender, "CapitalSource", and in its capacity as collateral agent, "Collateral Agent.")

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  April 14, 2005